UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Earliest Event Reported: December 30, 2005

                               GELSTAT CORPORATION
             (Exact name of registrant as specified in its charter)

          Minnesota                       0-21394               90-0075732
(State of other jurisdiction        (Commission File No.)      (IRS Employer
      of incorporation)                                   Identification Number)

            1650 West 82nd Street, Suite 1200, Bloomington, MN 55431
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (952) 881-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      Effective December 30, 2005, the Board of Directors of GelStat Corporation (the "Company") approved the accelerated vesting of certain outstanding stock options previously granted under the Company's 2003 incentive plan as adopted (the "Plan"). The decision accelerates the vesting of outstanding unvested employee stock options granted before December 30, 2005 having exercise prices higher than $0.74 per share, the closing price of the Company's common stock on December 30, 2005. The decision to accelerate the vesting of the affected options was based upon a recommendation of the Compensation Committee of the Company's Board of Directors. Stock options held by non-employee directors of the Company were not accelerated.

      As a result of the acceleration, unvested options to purchase approximately 445,000 shares of the Company's common stock became fully vested and immediately exercisable. The affected stock options have exercise prices ranging from $0.92 to $3.37 per share, and a weighted average exercise price of $1.79. The affected options include options to purchase approximately 240,000 shares of the Company's common stock held by an executive officer of the Company, having a weighted average exercise price of $2.14.

      The decision to accelerate the vesting of these options, which the Board of Directors believes is in the best interest of the Company's shareholders and employees, was made primarily to reduce non-cash compensation expense that would have been recorded in the Company's income statement in future periods upon the adoption of FASB Statement No. 123R, "Share-Based Payment" beginning January 1, 2006. In addition, because these options have exercise prices above current market values, the Company believes that they are not achieving their original objectives of incentive compensation and retention.

      As a result of these accelerations, the Company expects to reduce the compensation expense associated with stock options it would otherwise be required to record in its statement of operations beginning in the first quarter of 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 3, 2006                           GELSTAT CORPORATION

                                            By /s/ Stephen C. Roberts, M.D.
                                              -----------------------------
                                                 Stephen C. Roberts, M.D.
                                                 Chief Executive Officer